UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Gladstone Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On Monday, January 31, 2011, Gladstone Capital Corporation (the “Company”) mailed a letter to certain shareholders of record as of December 6, 2010 (“Record Date Shareholders”) in connection with its 2011 Annual Meeting of Shareholders, urging Record Date Shareholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement, which was filed on December 10, 2010. The text of the letter is set forth below.
January 31, 2011
Dear Fellow Shareholder:
We are writing to remind you that the Annual Meeting of Shareholders of Gladstone Capital Corporation (the “Company”) is scheduled for Thursday, February 17, 2011 at 11:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102.
Our records indicate that as of Monday, December 6, 2010 (the ''Record Date” for the Meeting), you held shares of Gladstone Capital Corporation and, therefore, you are entitled to vote on the matters set forth on the proxy card. Our records indicate that we have not yet received your vote.
REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.
Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing in the proxy card accompanying your Proxy Statement; by calling 1-800-690-6903 to vote over the telephone, toll free, using the proxy control number printed on your proxy card; or by voting on the Internet at www.proxyvote.com using the proxy control number printed on your proxy card. Please note that voting by phone or Internet will require that you have your proxy control number available. This number is printed on the proxy card accompanying the Proxy Statement. Stockholders with questions on how to vote are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc., (“Georgeson”) at 1-800-790-6795, or the Company at 1-866-366-5745.
Stockholders also may vote by attending the Annual Meeting in person on Thursday, February 17, 2011 at 11:00 a.m. at the Hilton McLean Tysons Comer in McLean, VA. If you are unable to attend, please vote your shares of stock using one of the methods described above.
In particular, the Board of Directors encourages you to vote your shares in favor of all of the proposals described in the proxy statement and set forth on the proxy card. An informational call was held on January 12, 2011 regarding these proposals. If you were unable to listen to the call, you can access the replay by calling (877) 344-7529 and using conference number 446165. The webcast replay of the conference call will be available online through Thursday, February 17, 2010 at www.GladstoneCapital.com.
If we have not received your proxy as the date of the Annual Meeting approaches, you may receive a call asking you to exercise your right to vote. Georgeson has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Meeting.
Thank you in advance for your participation and your consideration in this extremely important matter.
Sincerely,
David Gladstone
Chairman and Chief Executive Officer
Important Information
On December 10, 2010, Gladstone Capital Corporation filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Capital’s 2011 Annual Meeting of Stockholders. Stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. Gladstone Capital’s proxy statement and any other materials filed by Gladstone Capital Corporation with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from Gladstone Capital Corporation at http://www.gladstonecapital.com.